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                                  SCHEDULE 13D              Page 13 of ___ Pages

                                                                       EXHIBIT E


                             Joint Filing Agreement


     The undersigned hereby agree to file jointly a Schedule 13D with respect to the equity securities of SA Telecommunications, Inc. held by them.

Dated: August 9, 1995


                                        Jesup & Lamont Capital Markets, Inc.

                                        By:    Howard Curd
                                               ---------------------------------
                                        Name:  Howard Curd
                                        Title: Executive Vice President


                                        Eagle Financial Group, Inc., d/b/a
                                        Jesup & Lamont Group Holdings, Inc.


                                        By:    Howard Curd
                                               ---------------------------------
                                        Name:  Howard Curd
                                        Title: President and Co-Chief
                                               Executive Officer



                                        Howard Curd
                                        ----------------------------------------
                                        Howard Curd